                                                                    EXHIBIT 12.1


                       FelCor Lodging Limited Partnership
    Ratio of Earnings to Combined Fixed Charges and Preferred Distributions

                                                                                                 Year Ended December 31,
                                                                            ----------------------------------------------------
                                                                               1996         1997          1998           1999
                                                                            ---------     ---------     ---------     ---------
 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS
          EARNINGS
         Income (loss) before extraordinary items                           $  48,881     $  69,652     $ 124,414     $ 136,889
         Add minority interest in consolidated subsidiaries                                     573         1,121         2,713
         Deduct income from equity investees                                   (2,010)       (6,963)       (7,017)       (8,484)
                Fixed charges                                                  11,133        29,811        77,724       130,685
         Plus preferred distributions                                           7,734        11,797        21,423        24,735
                                                                            ---------     ---------     ---------     ---------

         Add fixed charges and preferred distributions                         18,867        41,608        99,147       155,420

         Add amortization of capitalized interest                                 129           227           667         1,109
         Add distributed income of investments in
              unconsolidated joint ventures                                     1,954         4,211        19,066        19,581
         Deduct capitalized interest                                           (1,330)       (1,019)       (4,542)       (5,249)
                                                                            ---------     ---------     ---------     ---------

         Earnings                                                           $  66,491     $ 108,289     $ 232,856     $ 301,979
                                                                            =========     =========     =========     =========

         FIXED CHARGES
            Interest expensed -includes amortization of discount, premium
                     and capitalized expenses related to debt               $   9,803     $  28,792     $  73,182     $ 125,436
            Capitalized interest                                                1,330         1,019         4,542         5,249
                                                                            ---------     ---------     ---------     ---------
         Total fixed charges                                                   11,133        29,811        77,724       130,685
         Add - preferred distributions                                          7,734        11,797        21,423        24,735
                                                                            ---------     ---------     ---------     ---------
         Total fixed charges and preferred distributions                    $  18,867     $  41,608     $  99,147     $ 155,420
                                                                            =========     =========     =========     =========

Ratio of Earnings to Combined Fixed Charges and Preferred Distributions           3.5%          2.6%          2.3%          1.9%

Adjusted Ratio of Earnings to Combined Fixed Charges and Preferred
  Distributions

         Earnings from above                                                $  66,491     $ 108,289     $ 232,856     $ 301,979

         Add: Reserve for sale of hotels
              Lease termination costs                                               --            --            --            --
                                                                            ---------     ---------     ---------     ---------

         Adjusted Earnings                                                  $  66,491     $ 108,289     $ 232,856     $ 301,979
                                                                            =========     =========     =========     =========

Adjusted Ratio of Earnings to Combined Fixed Charges and Preferred
  Distributions                                                                   3.5%          2.6%          2.3%          1.9%


                                                                                            Three Months Ended
                                                                                                 March 31,
                                                                                                (Unaudited)
                                                                           ----------     -----------------------
                                                                               2000          2000          2001
                                                                            ---------     ---------     ---------
 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS
          EARNINGS
         Income (loss) before extraordinary items                           $  70,256     $  19,931     $  (9,012)
         Add minority interest in consolidated subsidiaries                     3,570           968         1,756
         Deduct income from equity investees                                  (14,820)       (1,879)       (2,150)
                Fixed charges                                                 159,700        38,127        40,212
         Plus preferred distributions                                          24,682         6,184         6,150
                                                                            ---------     ---------     ---------

         Add fixed charges and preferred distributions                        184,382        44,311        46,362

         Add amortization of capitalized interest                               1,200           277           300
         Add distributed income of investments in
              unconsolidated joint ventures                                    25,358         4,519         1,565
         Deduct capitalized interest                                           (1,080)         (223)         (119)
                                                                            ---------     ---------     ---------
         Earnings                                                           $ 268,866     $  67,904     $  38,702
                                                                            =========     =========     =========

         FIXED CHARGES
            Interest expensed -includes amortization of discount, premium
                     and capitalized expenses related to debt               $ 158,620     $  37,904     $  40,093
            Capitalized interest                                                1,080           223           119
                                                                            ---------     ---------     ---------
         Total fixed charges                                                  159,700        38,127        40,212
         Add - preferred distributions                                         24,682         6,184         6,150
                                                                            ---------     ---------     ---------
         Total fixed charges and preferred distributions                    $ 184,382     $  44,311     $  46,362
                                                                            =========     =========     =========
Ratio of Earnings to Combined Fixed Charges and Preferred Distributions           1.5%          1.5%          0.8%

Adjusted Ratio of Earnings to Combined Fixed Charges and Preferred
  Distributions
         Earnings from above                                                $ 268,866     $  67,904     $  38,702

         Add: Reserve for sale of hotels                                       63,000
              Lease termination costs                                              --            --        36,226
                                                                            ---------     ---------     ---------

         Adjusted Earnings                                                  $ 331,866     $  67,904     $  74,928
                                                                            =========     =========     =========

Adjusted Ratio of Earnings to Combined Fixed Charges and Preferred
  Distributions                                                                   1.8%          1.5%          1.6%

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


                                                                                       Pro Forma
                                                                                      (Unaudited)
                                                                              ---------------------------
                                                                                            Three Months
                                                                               Year Ended      Ended
                                                                              December 31,   March 31,
                                                                                  2000         2001
                                                                               ---------     ---------
 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS
          EARNINGS
         Income (loss) before extraordinary items                              $ 176,757     $  45,463
         Add minority interest in consolidated subsidiaries                        3,567         1,767
         Deduct income from equity investees                                     (11,551)       (2,150)
                Fixed charges                                                    312,718        80,982
         Plus preferred distributions                                             35,747         8,916
                                                                               ---------     ---------

         Add fixed charges and preferred distributions                           348,465        89,898

         Add amortization of capitalized interest                                  1,200           300
         Add distributed income of investments in
              unconsolidated joint ventures                                       25,358         1,565
         Deduct capitalized interest                                              (3,557)         (651)
                                                                               ---------     ---------

         Earnings                                                              $ 540,239     $ 136,192
                                                                               =========     =========


         FIXED CHARGES
            Interest expensed -includes amortization of discount, premium
                     and capitalized expenses related to debt                  $ 309,161     $  80,331
            Capitalized interest                                                   3,557           651
                                                                               ---------     ---------
         Total fixed charges                                                     312,718        80,982
         Add - preferred distributions                                            35,747         8,916
                                                                               ---------     ---------
         Total fixed charges and preferred distributions                       $ 348,465     $  89,898
                                                                               =========     =========

Ratio of Earnings to Combined Fixed Charges and Preferred Distributions              1.6%          1.5%


Adjusted Ratio of Earnings to Combined Fixed Charges and Preferred
  Distributions

         Earnings from above                                                   $ 540,239     $ 136,192

         Add: Reserve for sale of hotels                                          63,000
              Lease termination costs                                                  --            --
                                                                               ---------     ---------

         Adjusted Earnings                                                       603,239     $ 136,192
                                                                               =========     =========



Adjusted Ratio of Earnings to Combined Fixed Charges and Preferred
  Distributions                                                                      1.7%          1.5%

